Exhibit 3.16

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “BOISE BUILDING SOLUTIONS MANUFACTURING HOLDINGS CORP.”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “BOISE CASCADE WOOD PRODUCTS HOLDINGS CORP.”, THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2010, AT 7:40 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF MAY, A.D. 2010.

	[Seal]

		/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
3840346 8320		AUTHENTICATION:	7965940

100446978		DATE:	04-30-10

You may verify this certificate online at

corp.delaware.gov/authver.shtml

FILED EFFECTIVE

214

[Seal]	APPLICATION FOR AMENDED CERTIFICATE OF AUTHORITY (Instructions on back of application)	10 MAY - 3 AM 11:39 SECRETARY OF STATE STATE OF IDAHO

To the Secretary of State of the State of Idaho:

Pursuant to Section 30-1-1504, Idaho Code, the undersigned Corporation hereby applies for an amended certificate of authority to transact business in the State of Idaho and for that purpose submits the following statement. Complete only applicable items.

1.               A Certificate of Authority was issued to the corporation by your office on:                               authorizing it to transact business in the State of Idaho under the name of: Boise Building Solutions Manufacturing Holdings Corp

2.               Its corporate name has been changed to:  Boise Cascade Wood Products Holdings Corp.

3.               The name which it shall use hereafter in the State of Idaho is: Boise Cascade Wood Products Holdings Corp.

4.               It has changed its jurisdiction of incorporation, without a change of corporate identity to:

Dated:	4/20/2010	Corporation Name:	Boise Cascade Wood Products Holdings Corp.

Signature:	/s/ David G. Gadda

Typed Name:	David G. Gadda

Capacity:	Vice President

Customer Acct #:

(If using pre-paid account)

Secretary of State use only

g:\corp\forms\corpforms\amended cert of authority.p65
Revised 07/2002

IDAHO SECRETARY OF STATE

05/03/2010 05:00

CK: 18710 CT: 20168 BH : 1220370

1 @ 20.00 = 20.00 EXPEDITE C # 3

1 @ 30.00 = 30.00 AMEND CERT # 4

W33266

ID022 - 9/4/2002 C T Filing Manager Online